UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 28, 2024
Date of Report (Date of Earliest Event Reported)

Panbela Therapeutics, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-39468	88-2805017
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

712 Vista Blvd #305 Waconia, Minnesota	55387
(Address of Principal Executive Offices)	(Zip Code)

(952) 479-1196
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Securities registered pursuant to Section 12(g) of the Act: Common Stock, $0.001 par value

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.         Submission of Matters to a Vote of Security Holders.

Panbela Therapeutics, Inc. (the “Company”) held a special meeting of stockholders on May 28, 2024. The following proposals, each as described further in the definitive proxy statement for the meeting filed with the Securities and Exchange Commission on May 6, 2024, were voted upon by the stockholders:

Proposal 1 – Reverse Stock Split

Stockholders approved the amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of our outstanding common stock, par value $0.001 per share, at a reverse stock split ratio ranging from any whole number between 1-for-10 and 1-for-45, subject to and as determined by the Board of Directors, based on the votes listed below:

For	Against	Abstain
47,410,136	44,904,765	28,979

Proposal 2 – Adjournment

Stockholders approved the adjournment of the special meeting to a later date or dates if necessary to solicit additional proxies if there are insufficient votes at the time of the special meeting to approve Proposal 1 in the absence of quorum, based on the votes listed below:

For	Against	Abstain	Broker Non-Votes
1,066,313	1,041,720	24,396	211,451

Although Proposal 2 was approved, adjournment of the special meeting was not necessary or appropriate because a quorum was present and the Company’s stockholders approved Proposal 1. The Board has not determined the timing or ratio for a reverse stock split, if any.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Panbela Therapeutics, Inc.

Date: May 29, 2024	By:	/s/ Susan Horvath
Susan Horvath
Chief Financial Officer